EXHIBIT 99.1

SERVICER'S ANNUAL STATEMENT
OF COMPLIANCE






March 13, 1997


VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

LaSalle National Bank
135 South LaSalle Street
Suite 1740
Chicago, Illinois  60603
Attention:  Asset Backed Securities Trust Services -- Nomura 1996-D3

Ladies & Gentlemen:

Reference is made to the Pooling and Servicing Agreement dated as of October 1, 1996, among Asset Securitization Corporation, as Depositor, AMRESCO Management, Inc., ("AMRESCO") as Servicer, CRIIMI MAE Services Limited Partnership, as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank, N.V., as Fiscal Agent, entered into in connection with Asset Securitization Corporation Commercial Mortgage Pass-Through Certificates, Series 1996-D3 (the "PSA").

As Senior Vice President of AMRESCO, I have delegated to specified officers ("Officers") the responsibility for reviewing and monitoring the activities of AMRESCO, and of our performance under the PSA.

Accordingly, pursuant to Section 3.14 of the PSA and in accordance with certifications made to me by each of the Officers, AMRESCO certifies the following:

(1) A review of the activities of AMRESCO for the period from October 1, 1996 to December 31, 1996, and of its performance under this PSA has been made under the supervision of the Officers, who have in turn been under my supervision;

(2) To the best of my knowledge and the Officers' knowledge, based on such review, AMRESCO has fulfilled its obligations as Servicer in all material respects under the PSA throughout the period from October 1, 1996 to December 31, 1996;

(3) No subservicers were used by AMRESCO with respect to its duties under the PSA during the period from October 1, 1996 to December 31, 1996;
and

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LaSalle National Bank
March 13, 1997
Page 2


(4) To the best of my knowledge and the Officers' knowledge, AMRESCO has not received any notice regarding the qualification, or challenging the status, of the Series 1996-D3 Upper-Tier REMIC or Lower-Tier
REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body.

Please refer to the enclosed independent accountants' report dated February 7, 1997, delivered pursuant to Section 3.15 of the PSA, which discusses the results of their review of our activities under this PSA and which is incorporated herein by reference.

Very truly yours,


/s/ Daniel B. Kirby

Daniel B. Kirby
Senior Vice President
AMRESCO Management, Inc.

Enclosures


cc:     Asset Securitization Corporation
2 World Financial Center
Building B, 21st Floor
New York, New York  10281-1198
Attention:  Perry Gershon
        Sheryl McAfee

CRIIMI MAE Services Limited Partnership
CRI Building
11200 Rockville Pike
Rockville, MD  20852
Attention:  Fred Burchill
        David Iannarone, Esq.

Fitch Investors Service, L.P.
One State Street Plaza
New York, New York  10004
Attention:  Commercial Mortgage Surveillance

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LaSalle National Bank
March 13, 1997
Page 3

Enclosures:

cc:     Moody's Investor Services, Inc.
99 Church Street
New York, New York  10007
Attention:  Commercial Mortgaged Backed Securities Surveillance

Duff & Phelps Credit Rating Company
55 East Monroe, 35th Floor
Chicago, IL  60603
Attention:  Structured Finance - Commercial Real Estate Monitoring

Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, NY  10038
Attention:  Anna H. Glick, Esq.